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                                                                     EXHIBIT 4.4

                      NON-QUALIFIED STOCK OPTION AGREEMENT

        THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), executed on June 14, 1999 to be effective as of March 15, 1999 (the "Effective Date") is made by and between Chancellor Media Corporation, a Delaware corporation (the "Company") and Daniel J. Wilson (the "Optionee").

        WHEREAS, the Company desires to grant the Optionee the opportunity to purchase shares of its $.01 par value Common Stock ("Common Stock"); and

        WHEREAS, the Committee (as hereinafter defined) has instructed the undersigned officers to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

        Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

        Section 1.1. "Board" shall mean the Board of Directors of the Company.

        Section 1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        Section 1.3. "Committee" shall mean the Stock Option Committee or the Compensation Committee (discharging the functions of the Stock Option Committee) of the Board, as applicable.

        Section 1.4. "Company" shall mean Chancellor Media Corporation.

        Section 1.5. "Director" shall mean a member of the Board.

        Section 1.6. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Section 1.7. "Officer" shall mean an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such Rule may be amended in the future.

        Section 1.8. "Option" shall mean the non-qualified option to purchase Common Stock of the Company granted under this Agreement.

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        Section 1.9. "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one
(1) of the other corporations in such chain.

        Section 1.10. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

        Section 1.11. "Secretary" shall mean the Secretary of the Company.

        Section 1.12. "Securities Act" shall mean the Securities Act of 1933, as amended.

        Section 1.13."Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one (1) of the other corporations in such chain.

        Section 1.14. "Transaction" shall mean any one or more transactions in which the Company (a) consolidates with or merges into any other person or entity and is not the continuing or surviving corporation of that consolidation or merger, (b) permits any other person or entity to consolidate with or merge into the Company with the Company being the continuing or surviving corporation and, in connection with that consolidation or merger, common stock of the Company is changed into or exchanged for cash, stock or other securities of any other person or entity or any other property, (c) transfers all or substantially all of its properties and assets to any person or entity, or (d) effects a capital reorganization or reclassification of common stock of the Company.

                                   ARTICLE 2

                                GRANT OF OPTION

        Section 2.1. Grant of Option. For good and valuable consideration on the Effective Date the Company irrevocably grants to the Optionee the option to Purchase any part or all of an aggregate of Fifty Thousand (50,000) shares of its Common Stock upon the terms and conditions set forth in this Agreement.

        Section 2.2. Purchase Price. The purchase price of each share of Common Stock covered by the Option shall be equal to $47.0625, the average closing price per share of Common Stock on the Nasdaq National Market System for the twenty (20) trading days ending March 12, 1999, or $2,353,125 in the aggregate for all shares covered by the Agreement.



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                                   ARTICLE 3

                            PERIOD OF EXERCISABILITY

        Section 3.1. Commencement of Exercisability. The Option shall become exercisable on the effective date hereof.

        Section 3.2. Duration of Exercisability. The Option, which becomes exercisable pursuant to Section 3.1, shall remain exercisable until it becomes unexercisable under Section 3.3.

        Section 3.3. Expiration of Option. The Option may not be exercised to any extent by anyone after March 15, 2009, the expiration of ten (10) years from the Effective Date.

        In the event a Transaction occurs after the effective date hereof but before the Option is exercised, then (and in the case of each such Transaction) the Option shall continue in existence and the optioned stock shall represent, in lieu of the Common Stock issuable upon exercise before the Transaction, the amount of cash, securities or other property to which the Optionee would be entitled as a stockholder of the Company as a result of the Transaction had the Optionee properly exercised the Option immediately prior to such Transaction; provided, however, that the Optionee may elect in his sole discretion for such Option to be treated in the same manner, if different from the treatment provided in this sentence, that options held by employees of the Company are generally treated in connection with such Transaction.

                                   ARTICLE 4

                               EXERCISE OF OPTION

        Section 4.1. Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

        Section 4.2. Partial Exercise. Any exercisable portion of the Option or the entire Option if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than two hundred (200) shares and shall be for whole shares only.

        Section 4.3. Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:



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                (a) Notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion, stating that the Option or portion is thereby exercised; and

                (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

                        (ii) With the consent of the Committee, (A) shares of
                   the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or (B) subject to the timing requirements of Section 4.4 shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value on the date of Option exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

                        (iii) With the consent of the Committee, a full recourse
                   promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                        (iv) With the consent of the Committee, any combination
                   of the consideration provided in the foregoing subparagraphs
                   (i), (ii) and (iii); and

                (c) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or (ii) subject to the timing requirements of Section 4.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at fair market value at the date of Option exercise, may be used to make all or part of such payment; and

                (d) In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.



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        Section 4.4. Conditions to Issuance of Stock Certificates. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

                (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

                (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                (d) The payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

                (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

The parties agree that the Company will register such shares on Form S-8 or another appropriate form by June 30, 1999.

        Section 4.5. Rights as Shareholder. The holder of the Option shall not be nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

        Section 4.6. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events. Subject to the provisions of Section 3.3 (which shall prevail in the event of any conflict with this Section 4.6), in the event that there occurs any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate



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transaction or event, the Committee shall determine, in its good faith and commercially reasonable discretion, whether any such occurrence affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option. If, in accordance with the immediately preceding sentence, an adjustment is determined to be appropriate, then the Company shall make such adjustment. For purposes of this Section 4.6, the term "Company" shall be deemed to include any successor to the Company pursuant to any Transaction and the term "Committee" shall be deemed to include any similar committee of the governing body of any such successor to the Company (or, if there is no such committee, the governing body of such successor).

                                   ARTICLE 5

                                OTHER PROVISIONS

        Section 5.1. Administration. The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made, by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option. The Board shall have no right to exercise any of the rights or duties of the Committee under this Agreement.

        Section 5.2. Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

        Section 5.3. Shares To Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

        Section 5.4. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper



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addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

        Section 5.5. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

        Section 5.6. Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to the Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a fair market value equal to the sums required to be withheld.

        Section 5.7. Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.

        Section 5.8. Conformity to Securities Laws. The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                          CHANCELLOR MEDIA CORPORATION



                             By: /s/ WILLIAM S. BANOWSKY, JR.
                                ----------------------------------
                                     William S. Banowsky, Jr.
                                     Executive Vice President and
                                     General Counsel



ACCEPTED BY:
 /s/ DANIEL J. WILSON
--------------------------------
Daniel J. Wilson

Address: 4420 Bryn Mawr
         Dallas, Texas 75205


Optionee's Taxpayer
Identification Number:
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